Exhibit 10.8

UNITED STATES STEEL CORPORATION
NON TAX-QUALIFIED PENSION PLAN
Amended and Restated Effective July 31, 2013

1.    History and Purpose
United States Steel Corporation established the United States Steel Corporation Non Tax-Qualified Pension Plan (the “Plan”), and hereby amends and restates the Plan effective July 31, 2013, as set forth herein. The Plan was previously amended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), except with respect to benefits that were vested under the Plan on or before December 31, 2004. Benefits accrued prior to January 1, 2005 are and shall remain payable in accordance with the terms of the Plan in effect on December 31, 2004.

The purpose of this Plan is to compensate individuals for the loss of benefits under the United States Steel Corporation Plan for Employee Pension Benefits (Revision of 2003) (the “Qualified Plan”) that occur due to certain limits established under the Code or that are required under the Code. The term “Corporation” shall mean United States Steel Corporation and any other company which is a participating employer in the Qualified Plan. For the purpose of this Plan, “individual” will be deemed to include the estate of a deceased participant in a Qualified Plan when the terms of the Qualified Plan provide for certain survivor benefits to be paid to an estate because the participant dies without leaving a survivor or surviving spouse. The term “termination of employment”, when used in the context of a condition to, or time of, payment hereunder, shall mean a “separation from service” as that term is used under section 409A(a)(2)(A)(i) of the Code and the regulations thereunder.

2.    Eligibility
Except as otherwise provided herein, each individual who qualifies for a benefit under the terms of the Qualified Plan and whose benefit thereunder is reduced by the limitations under Code sections 415, 401(a)(17), and/or 411(a)(9) is a participant in the Plan and will be eligible to receive the benefits under this Plan if he or she terminates employment. For terminations of employment prior to February 21, 2011, benefits will not be payable under this Plan with respect to any individual who terminates employment prior to age 60 unless the Corporation consents to the termination of employment; provided, however, that such consent is not required for terminations on account of: (a) death, or (b) involuntary termination, other than for cause.

3.    Amount of Benefits
The amount payable under this Plan shall be equal to the difference between: (a) the benefits the individual actually receives under the Qualified Plan, and (b) the benefits which the individual would have received under the Qualified Plan except for the Code limitations outlined in Section 2 above.

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Special Rules for Sold Location Participants
Effective July 31, 2011, for purposes of this Plan, a Sold Location Participant is an individual described in section 2 above who is either (i) a Marathon Transferee under the Qualified Plan or (ii) covered under the Sale of Facilities provisions under the Qualified Plan. A Sold Location Participant who elects to cease accruals and commence distribution of his or her benefit under the Qualified Plan on or after attainment of the Qualified Plan’s normal retirement age of 65, but prior to termination of employment with Marathon or the purchasing entity (or their successors), whichever is applicable (the “Qualified Plan Retirement Date”), shall not be eligible for future accruals under this Plan following the Qualified Plan Retirement Date; provided that neither such election nor cessation of future accruals shall have any effect on the form and time of payments otherwise provided in section 4 herein. Such individual’s benefits under this Plan shall be calculated as of his or her Qualified Plan Retirement Date; provided that, for the period between the Qualified Plan Retirement Date and his or her termination of employment, simple interest will accrue and will be payable on the benefit due under this Plan using the average of the interest rates established under the Pension Benefit Guaranty Corporation regulations to determine the present value of lump sum distributions payable under the Qualified Plan during the months included in this period.

4.	Form of Benefits and Timing of Distribution

a.	Lump Sum Distribution and Annuity Option for Benefits Accruing Through August 31, 2013
Effective January 1, 2005, subject to section 4.c. below, with respect to benefits accrued from January 1, 2005 through August 31, 2013, an employee shall receive, upon the employee’s termination of employment from the Corporation, a lump sum distribution of both the benefits payable to him or her and the benefits payable to his or her surviving spouse and/or survivor under this Plan. The payment date shall be on the last business day of the calendar month following the month in which such termination of employment occurred.

Notwithstanding the foregoing specified form of payment, with respect to benefits accrued from January 1, 2005 through August 31, 2013, and subject to section 4.c. below, an employee may irrevocably elect to receive such benefits payable in the form of a single life annuity. An election may not become effective for 12 months from the date on which it is made, and such election must be submitted to the Corporation more than 12 months prior to the date the benefits are otherwise scheduled to be paid. In addition, the payment date elected for the commencement of monthly annuity installment payments must be deferred for a minimum of five years from the date such benefits would otherwise have been paid. The employee shall also have the right to elect among actuarially equivalent life annuity forms of payment, which election may be made at any time when the employee has made a valid election to receive an annuity form.

Monthly annuity payments shall be calculated using reasonable actuarial assumptions uniformly applied as determined by the Plan administrator, by dividing the employee’s accrued benefits as of the most recent valuation date by their life expectancy per the applicable mortality table under the Qualified Plan, and adjusted annually to reflect any

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investment earnings. The same reasonable actuarial assumptions and methods will be used in valuing each annuity payment option, in determining whether the payments are actuarially equivalent.
If the employee dies prior to termination of employment, the survivor benefits payable to the surviving spouse and/or survivor with respect to survivor benefits shall be paid in a lump sum distribution to such surviving spouse and/or survivor, or shall be paid to the employee’s estate if there is no surviving spouse and no named survivor. The payment date shall be on the last business day of the calendar month following the month in which such death occurred.

If an employee terminates employment, but dies prior to receiving such distribution, the benefits shall be payable in a lump sum paid to the surviving spouse, or to the employee’s estate if there is no surviving spouse, on the last business day of the calendar month following the month in which the employee’s termination of employment occurred.

b.	Annuity Distribution and Lump Sum Option for Benefits Accruing On and After September 1, 2013
Subject to section 4.c. below, with respect to benefits accrued on and after September 1, 2013, an employee shall receive, upon the employee’s termination of employment from the Corporation, a single life annuity distribution of the benefits payable to him or her and the benefits payable to his or her surviving spouse and/or survivor under this Plan. The payment date for commencement of monthly annuity installment payments shall be on the first regularly scheduled payroll date of the second calendar month following the month in which such termination of employment occurred.

Monthly annuity payments shall be calculated using reasonable actuarial assumptions uniformly applied as determined by the Plan administrator, by dividing the employee’s accrued benefits as of the most recent valuation date by their life expectancy per the applicable mortality table under the Qualified Plan, and adjusted annually to reflect any investment earnings. The same reasonable actuarial assumptions and methods will be used in valuing each annuity payment option, in determining whether the payments are actuarially equivalent.

Notwithstanding the foregoing specified form of payment, with respect to benefits that may accrue on and after September 1, 2013, and subject to section 4.c. below, an employee may receive such benefits in the form of a lump sum payment on the last business day of the calendar month following the month in which termination of employment occurred, provided the employee makes a timely benefit election. For employees in the Plan on July 31, 2013, a one‑time irrevocable election to receive a lump sum payment must be made prior to September 1, 2013 in order to be valid. For employees who become eligible to participate in the Plan after July 31, 2013, the one‑time irrevocable election must be made within 30 days after the individual becomes eligible and will be effective with respect to benefits accruing subsequent to the election.

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If the employee dies prior to termination of employment, the survivor benefits payable to the surviving spouse and/or survivor with respect to survivor benefits shall be paid in a lump sum distribution to such surviving spouse and/or survivor, or shall be paid to the employee’s estate if there is no surviving spouse and no named survivor. The payment date shall be on the last business day of the calendar month following the month in which such death occurred.

If an employee terminates employment, but dies prior to receiving such distribution, the benefits shall be payable in a lump sum paid to the surviving spouse, or to the employee’s estate if there is no surviving spouse, on the last business day of the calendar month following the month in which the employee’s termination of employment occurred.

c.	Delay in Payment to Specified Employees
Effective January 1, 2005, in the case of any employee who is determined by the administrator to be a “specified employee” (as defined in Code section 409A(a)(2)(B)(i) and the regulations thereunder), no amount of such employee’s distribution that is considered deferred, for purposes of Code section 409A, in taxable years beginning after December 31, 2004, shall be distributed as described in sections 4.a. or 4.b. above, but rather shall be payable (or payments shall commence in the case of an annuity form of payment) on the first business day of the seventh month following the date of the employee’s termination of employment (or, if earlier, the last business day of the calendar month following the month of the employee’s death). During this six-month delay period, simple interest will accrue and be payable, on the date specified in the preceding sentence, on the balance due using the average of the interest rates established under the Pension Benefit Guaranty Corporation regulations to determine the present value of lump sum distributions payable under the Qualified Plan during the months included in the six-month delay period. In the case of an annuity form of payment, installments otherwise payable in the first six months following separation from service shall be accumulated and paid on the first day of the seventh month following the date of the employee’s termination of employment (or, if earlier, the last business day of the calendar month following the month of the employee’s death).

For purposes of this Plan, an employee’s entire benefit amount shall be considered deferred in taxable years beginning after December 31, 2004 if the employee had not attained at least age 60 as of December 31, 2004. For employees who had attained at least age 60 as of December 31, 2004, their accrued benefits determined as of December 31, 2004 shall be payable in accordance with the terms of the Plan in effect on October 3, 2004, without any modification thereto.

d.	Full and Final Settlement
Any lump sum distribution payable as described above following termination of employment or death shall represent full and final settlement of all benefits provided under the Plan. Any distribution under this Plan shall be calculated in the same manner as it would have been calculated had it been made under the Qualified Plan.

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e.	Termination of Employment
For purposes of this section 4, the term “termination of employment” shall mean a “separation from service” as that term is used under section 409A(a)(2)(A)(i) of the Code and regulations thereunder.

5.    General Provisions

a.	Administration
The Vice President - Administration, United States Steel and Carnegie Pension Fund, is responsible for the administration of this Plan. The administrator shall decide all questions arising out of and relating to the administration of this Plan. The decision of the plan administrator shall be final and conclusive as to all questions of interpretations and application of the Plan.

b.	Amendment or Termination of Plan
The Corporation reserves the right to make any changes in this Plan or to terminate this Plan as to any or all groups of employees covered under this Plan, but in no event shall such amendment or termination adversely affect the vested or non-vested benefits accrued hereunder prior to the effective date of such amendment or termination. If the Plan is terminated, employees who are (or were) covered under this Plan will continue to accrue eligibility service under the Plan for purposes of satisfying the age 60 requirement that was in effect for terminations of employment prior to February 21, 2011 as long as they remain employed with the Corporation, their participating employer, or any member of the controlled group that includes the Corporation. Any amendment to this Plan which changes this Plan (including any amendment which increases, reduces or alters the benefits of this Plan) or any action which terminates this Plan to any or all groups shall be made by a resolution of the United States Steel Corporation Board of Directors (or any authorized committee of such Board) adopted in accordance with the bylaws of United States Steel Corporation and the corporation law of the state of Delaware.

c.	No Guarantee of Employment
Neither the creation of this Plan nor anything contained herein shall be construed as giving an individual hereunder any right to remain in the employ of the Corporation.

d.	Nonalienation
No benefits payable under this Plan shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind by operation of law or otherwise. However, this section shall not apply to portions of benefits applied to satisfy (i) obligations for the withholding of employment taxes, or (ii) obligations under a qualified domestic relations order.

e.	No Requirement to Fund
Benefits provided by this Plan shall be paid out of the general assets of the Corporation. No provisions in this Plan, either directly or indirectly, shall be construed to require the Corporation to reserve, or otherwise set aside, funds for the payment of benefits hereunder.

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As of December 31, 2001, or (2) such later date, if any, selected by the Special Committee of the Board of Directors of United States Steel LLC (or its successors) that was established for the purpose of amending its plans and programs (the “Effective Date”), United States Steel LLC (and its subsidiaries and successors) and Marathon Oil Corporation (and its subsidiaries and successors) have assumed liability for a Specified Percentage of the Corporate Part, if any, of each employee’s accrued benefit under the Plan. The term “Corporate Part” is defined to mean the pro rata portion (based upon continuous service taken into consideration for benefit accrual purposes under the Plan) of an employee’s total accrued benefit under the Plan as of the Effective Date (as adjusted, if applicable, for increases in compensation in periods after the Effective Date) which is attributable to continuous service performed for the USX Headquarters unit of USX Corporation on or after May 1, 1991 and prior to the Effective Date. The Specified Percentage is thirty-five percent (35%) for United States Steel Corporation and sixty-five percent (65%) for Marathon Oil Corporation.

f.	Controlling Law
To the extent not preempted by the laws of the United States of America, the laws of the Commonwealth of Pennsylvania shall be the controlling state law in all matters relating to this Plan.

g.	Severability
If any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

h.	Exclusive Provisions
The provisions contained herein constitute the complete and exclusive statement of the terms of this Plan. There are no written or oral representations, promises, statements or commitments, other than those expressly set forth herein, with respect to benefits provided by this Plan. All reliance by any individual concerning the subject matter of this Plan shall be solely upon the provisions set forth in this document.

i.	Code Section 409A
This Plan shall be interpreted and administered in accordance with section 409A of the Code and the regulations and interpretations that may be promulgated thereunder.

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